Exhibit 10.4
ADDENDUM TO AGREEMENT FOR SERVICE

This Addendum, entered into this 31st day of May 2000, is made with reference to the Agreement for Service between Equifax Credit Information Services, Inc. ("Equifax") and First American CREDCO ("CREDCO") dated October 7, 1998 (the "Agreement").

Section 2.1(C) of the Agreement is hereby modified to read:

certifies it will only use EQUIFAX Credit Information as Merge Reports for the following purposes permitted under the FCRA and for no other purpose:

(i)           in connection with a credit transaction involving the consumer on whom the information is to be furnished; or

(ii)          as a factor in establishing a Consumer Subject's eligibility for a mortgage and/or real property acquisition; or

(iii)         as a factor in establishing a Consumer Subject's eligibility for the purchase or lease of a motor vehicle; or

(iv)         in connection with tenant screening; or

(v)          in connection with the underwriting of insurance involving the consumer; or

(vi)         as a potential investor or servicer, or current insurer, in connection with the evaluation of, or an assessment of the credit or prepayment risks associated with, an existing credit obligation;

(vii)        when the Subscriber otherwise has a legitimate business need for the information in connection with a business transaction that is initiated by the consumer; or

(viii)       in accordance with the written instructions of the consumer to whom it relates.

In no event may CREDCO access or provide Equifax Credit Information as a part of a Merge Report for any other purposes, including employment, unless a separate agreement has been signed by both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of the date first written above.

EQUIFAX:		CREDCO:

EQUIFAX CREDIT INFORMATION		FIRST AMERICAN CREDCO, CIC AND
SERVICES, INC.		EXECUTIVE REPORTING SERVICES

By:	/s/ William Calpern	By:	/s/ Per Gothe
Title:	Sr. VP	Title:	SR. V. P.